Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China Real Estate Information Corporation (the “Company”) of our report dated July 29, 2009, relating to the statement of assets acquired and liabilities assumed, and the statements of revenues and direct expenses of the predecessor of China Online Housing Technology Corporation, which appears in the Company’s Registration Statement on Form F-1 dated October 15, 2009.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
December 28, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of China Real Estate Information Corporation (the “Company”) of our report dated July 29, 2009, except for Note 12(b) which is as of September 29, 2009, relating to the consolidated financial statements of China Online Housing Technology Corporation, which appears in the Company’s Registration Statement on Form F-1 dated October 15, 2009.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
December 28, 2009